UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

BLACKSTAR ENTERPRISE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55730	27-1120628
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4450 Arapahoe Ave., Suite 100

Boulder, CO  80303

(Address of Principal Executive Offices)

(303) 500-5073

(Registrant's Telephone Number, Including Area Code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company /X/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /_/

Item 8.01 Other Events.

Ongoing Delay in Filing of 2019 Annual Report

The Company has continued to be unable to meet the filing deadline for the filing of its Annual Report on Form 10-K (the “2019 Annual Report”) due to circumstances related to COVID-19 and its impact on its accounting and audit operations. The Company anticipated that it would be able to submit the 2019 Annual Report by April 30, 2020, but now believes that it will be filed prior to May 31, 2020.

The State of Colorado, in which the Company is headquartered, issued a Public Health Order 20-24 (the “Order”) mandating that individuals stay at home, effective March 26, 2020. The Order required the Company’s accounting contractor and management to work remotely. John Harris, the Company’s CEO, Joseph Kurczodyna, the Company’s CFO, and the accounting consultant for the Company all have pre-existing medical conditions that make them at high risk for contracting COVID-19 and, as such, have been in isolation due to the pandemic and have continued to deal with ongoing medical conditions. The time spent to initiate remote access and subsequent inefficiencies in transmitting records and documents have prevented the Company from completing all the tasks necessary to file the 2019 Annual Report by its March 30, 2020 due date, of which we filed an extension on March 30, 2020 (Form 12b-25), giving us until April 14, 2020 (the date of this Current Report). At the time of the extension, the Company did not anticipate the ongoing inefficiencies and general delays felt throughout the financial services industry. In hindsight, the Company should have filed a current report on Form 8-K at the time instead of the Form 12b-25, outlining these reasons for the delay and relying on the SEC Order (Release No. 34-88465). This current report is merely to update shareholders about the continuing delay. The Company intends to file the 2019 Annual Report no later than May 31, 2020 and will update shareholders if there are to be further delays.

The Company is relying on the Securities and Exchange Commission’s Order Under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465), to delay the filing of the 2019 Annual Report. The Order supersedes a similar order issued by the Securities and Exchange Commission on March 4, 2020.

In light of the current COVID-19 pandemic, the Company will include the following Risk Factor in the 2019 Annual Report, as may be updated to reflect subsequent events impacting the Company:

Unfavorable conditions in our industry or the global economy or reduCED ACCESS TO LENDING MARKETS could harm our business.

Our results of operations may vary based on the impact of changes in our industry or the global economy on us or our potential customers. Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare, public health issues, such as the recent outbreak of coronavirus (COVID-19), and terrorist attacks on the United States, Europe, the Asia Pacific region, or elsewhere, could cause a decrease in business investments or decrease access to financing which would harm our business. To the extent that our platform is perceived by potential customers as too costly, or difficult to deploy or migrate to, our revenue may be disproportionately affected by delays or reductions in general technology spending. Also, we may have competitors, many of whom may be larger and have greater financial resources than we do, and may respond to market conditions by attempting to lure away our customers. We cannot predict the timing, strength, or duration of any economic slowdown, instability, or recovery, generally or within any particular industry.

SOME OF OUR VENTURE COMPANIES MAY NEED ADDITIONAL CAPITAL, WHICH MAY NOT BE READILY AVAILABLE.

Ventures in which we may make investments will often require substantial additional financing to fully execute their growth strategies. Each round of venture financing is typically intended to provide a company

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with only enough capital to reach the next stage of development, or in the case of our financings, the turn-around stage or offering stage which might provide us with a liquidity event. We cannot predict the circumstances or market conditions under which our ventures may seek additional capital. It is possible that one or more of our ventures will not be able to raise additional financing or may be able to do so at a price or on terms which are unfavorable to us, either of which could negatively impact our success. A likely economic downturn due to the recent pandemic known as coronavirus (COVID-19) may also cause lasting damage to the markets and potential ventures, from capital access and lack of investment issues to staffing and supply chain issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackStar Enterprise Group, Inc.

By: /s/ Joseph E. Kurczodyna

Joseph E. Kurczodyna

Title: CFO

Date: April 30, 2020

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